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                                                                   EXHIBIT 12.01




         MARTIN MARIETTA MATERIALS, INC. AND CONSOLIDATED SUBSIDIARIES


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (AMOUNTS IN THOUSANDS)



         EARNINGS:

         Earnings before income taxes                                  $151,212
         Earnings of less than 50%-owned associated companies, net         <805>
         Interest expense                                                16,899
         Portion of rents representative of an interest factor            2,192
                                                                       --------
              ADJUSTED EARNINGS AND FIXED CHARGES                      $169,498
                                                                       ========

         FIXED CHARGES:

         Interest Expense                                              $ 16,899
         Capitalized interest                                               571
         Portion of rents representative of an interest factor            2,192
                                                                       --------
              TOTAL FIXED CHARGES                                      $ 19,662
                                                                       ========
         RATIO OF EARNINGS TO FIXED CHARGES                                8.62
                                                                       ========





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